UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2010

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s Annual Meeting of Shareholders held on May 26, 2010, the Board of Directors was re-elected in its entirety. The votes cast for each nominee were as follows:

Director	For	Withheld
Kyle R. Kirkland	50,546,163	2,608,946
Dana D. Messina	51,360,838	1,794,271
Thomas Kurrer	51,130,124	2,024,985
John M. Stoner, Jr.	51,129,945	2,025,164
A. Clinton Allen	51,018,783	2,136,326
Rudolph K. Kluiber	50,985,233	2,169,876
Peter McMillan	51,024,107	2,131,002
David Lockwood	53,095,563	59,546
Jong Sup Kim	53,095,533	59,576

There were no other matters voted upon at the meeting.

ITEM 8.01             OTHER EVENTS

In connection with a Company-wide return of salary and wages to 2009 pre-reduction levels for certain domestic non-union employees, the salaries of the Company’s named executive officers were reinstated to their 2009 pre-reduction levels effective with the first pay period in June of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 28, 2010	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer